EXECUTION COPY
TRADEMARK LICENSE AGREEMENT
     This TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated June 22, 2005, is by and between THE TORONTO-DOMINION BANK, a Canadian chartered bank (“Licensor”) and AMERITRADE HOLDING CORPORATION, a Delaware corporation (“Licensee”). Hereafter, each of Licensor and Licensee may be referred to individually as a “Party” and collectively as the “Parties.”
     WHEREAS, Licensor is the owner of the trademark “TD” for use in connection with banking and related financial services, investment services and securities’ underwriting, issuance, brokerage and dealership services;
     WHEREAS, Licensor and Licensee have entered into an Agreement of Sale and Purchase dated June 22, 2005 (the “Agreement of Sale and Purchase”), pursuant to which Licensee shall purchase from Licensor all of the capital stock of TD Waterhouse Group, Inc., a Delaware corporation and a wholly owned subsidiary of Licensor (“TWG”);
     WHEREAS, Licensee wishes to obtain the right to use the name and trademark “TD” (the “TD Brand”) and the forest green rectangular logo “TD” attached as Schedule A (the “TD Green Logo” and, together with the TD Brand, the “Name”) as part of trademarks, service marks, trade names, corporate names and domain names incorporating “TD AMERITRADE” (the “Composite Name”), under which it will do business in connection with providing securities brokerage services to retail traders, individual investors and registered investment advisers (the “Business”);
     NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and for other good and valuable consideration (including that recited in the Agreement of Sale and Purchase), the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Capitalized words or phrases used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement of Sale and Purchase.
     “Action” shall mean action, claim, suit, proceeding or inquiry of any kind.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
     “Change of Control,” with respect to a given entity, means any transaction or series of related transactions that would occasion and/or result in: (i) the sale or transfer of all or substantially all of such entity’s business or assets; (ii) any merger, consolidation, share or other equity exchange, recapitalization, business combination or other transaction resulting in the exchange of the outstanding equity interests of such entity for securities or consideration issued, or caused to be issued, by the acquiring party or its subsidiary, unless the owners of such entity as of the date prior to the closing date of such transaction (or series of related transactions) hold more than fifty percent (50%) of the voting securities in the surviving entity in such transaction, computed on a fully diluted basis; or (iii) any person or entity (other than the owners of such entity as of the date prior to the closing date of such transaction (or series of related transactions)) having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as “group” is defined under Section 13(d) of the United States Securities Exchange Act of 1934) having been formed that beneficially owns or has the right to acquire beneficial ownership of, more than fifty percent (50%) of the outstanding voting securities of such entity.
     “Competitor of Licensee” means any Person, other than Licensor or Licensee, in the business of providing securities brokerage services to retail traders, individual investors and registered investment advisers.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests representing the power to vote.
     “Corporate Identity Materials” shall mean materials that are used to communicate corporate identity, including forms for incorporation or qualifying for or registering to do business, SEC filings, press releases, business cards, letterhead, stationery, signage, telephone listings, bank accounts, and website content.
     “Infringement” shall mean infringement, imitation, dilution, misappropriation or any other unauthorized use or conduct in derogation.
     “Marketing Materials” shall mean all packaging, tags, labels, advertising, press releases, promotions, promotional materials, displays, instructions and written warranties, whether displayed or communicated in print, electronic, optical, broadcast or any other medium, and other materials of any and all types associated with sales, marketing, promotional or advertising efforts relating to Licensee’s products or services.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization or other organization, whether or not a legal entity, or any governmental authority.
     “Territory” shall mean worldwide, except Canada.
ARTICLE II
GRANT OF LICENSE; OBLIGATIONS FOR AND LIMITATIONS ON USE
     SECTION 2.1.   Grant of License. (a) During the Term set forth in Article VII, and subject to the terms and conditions contained herein, Licensor hereby grants to Licensee an irrevocable (subject to Licensor’s rights pursuant to Sections 7.2), royalty-free, fully paid-up, non-exclusive license to use each of the TD Brand and TD Green Logo solely (i) throughout the Territory; (ii) as part of the trademark, service mark, trade name, corporate name or domain name “TD AMERITRADE;” (iii) in connection with Licensee’s Business; (iv) as part of other trademarks, service marks, trade names, corporate names or domain names approved by Licensor; and (v) in Marketing Materials and Corporate Identity Materials related thereto. Licensee expressly acknowledges, except as otherwise provided in this Agreement, that it has no right to use the name “TD” standing alone, as part of a trademark or service mark, or as part of any corporate name that is registered or filed with any governmental authority or agency.
     (b) Notwithstanding anything contained in Section 2.1 to the contrary, during the Term set forth in Article VII, and subject to the terms and conditions contained herein, Licensee’s right to use trademarks, service marks, trade names, corporate names and domain names incorporating “TD AMERITRADE” shall be exclusive to Licensee.
     (c) Licensee shall have the right to use each of the TD Brand and TD Green Logo as a trademark, service mark, trade name, corporate name or domain name in the Territory. If either the TD Brand or TD Green Logo has not been registered, applied for or used by Licensor (i) in a country in which Licensee intends to utilize the TD Brand and/or TD Green Logo consistent with this Agreement, or (ii) for the class of products or services on which or in connection with which Licensee intends to utilize the TD Brand and/or TD Green Logo, then, upon the request of Licensee, which shall not be unreasonably rejected, delayed or conditioned, Licensor agrees that it will use all reasonable efforts to register such TD Brand and/or TD Green Logo in such country and/or with respect to such class of product or service
     (d) Consistent with Section 4.2, Licensee shall be permitted to adopt and use formatives or variations of the Composite Name without the prior written consent of Licensor; provided, however, that Licensee’s use of any such formatives or variations is consistent with Licensee’s Business. Licensee shall not use any formatives or variations of the Composite Name for any purpose other than one consistent with Licensee’s Business without the prior written consent of Licensor, such consent not to be unreasonably withheld, conditioned or delayed. Any such formatives or variations used or approved pursuant to this Section 2.1(d) shall be subject to the terms and conditions of this Agreement.
     SECTION 2.2.   Sublicenses. Licensee may not sublicense any of its rights under this Agreement without the prior written consent of Licensor; provided, however, that Licensee may (i) sublicense any of its rights granted under this Agreement to any of its Controlled Affiliates with the prior written consent of Licensor, such consent not to be unreasonably withheld, conditioned or delayed, and (ii) sublicense any of its rights granted under this Agreement to any wholly-owned Affiliates without the prior written consent of Licensor.
     SECTION 2.3.   Licensee’s Obligation to Use Composite Name as Corporate Name. During the term of this Agreement, Licensee shall be required to use the Composite Name in the United States as its exclusive corporate entity name, and shall be required to use the Composite Name with the TD Green Logo in the United States in its Corporate Identity Materials and in its Marketing Materials. Licensor and Licensee hereby agree that the foregoing sentence shall apply to Licensee’s use of the Composite Name and the TD Green Logo in all other countries within the Territory; provided, however, that in the event Licensee in its reasonable business judgment determines it is not consistent with or to the benefit of its Business to use the Composite Name and the TD Green Logo in any particular country, it shall notify Licensor of such determination and Licensor shall consent to Licensee’s non-use.
     SECTION 2.4.   Limit on Licensor’s Ability to Use Name. Licensor may not use the Name or any trademarks, service marks, trade names, corporate names and domain names incorporating the Name in connection with any business or activity prohibited under Section 5.4 of the Stockholders Agreement.
     SECTION 2.5.   Reservation of Rights. All rights not granted to Licensee pursuant to this Agreement are expressly reserved to Licensor. Except as otherwise prohibited by this Agreement or the Stockholders Agreement, Licensor reserves the right to use the Name for any purpose throughout the world.
ARTICLE III
OWNERSHIP OF NAME
     SECTION 3.1.   Ownership.
          (a) Subject to the provisions of Articles II and III, Licensee agrees that, as between Licensor and Licensee, Licensor is the sole and exclusive owner of the Name and all right, title and interest in the Name. Subject to the provisions of Articles II and III of this Agreement, Licensee shall not contest, oppose or challenge Licensor’s rights in the Name, including without limitation thereto, Licensee shall not willingly become a party adverse to Licensor in litigation in which a third party contests the validity of the Name or Licensor’s rights therein. Subject to the provisions of Articles II and III of this Agreement, Licensee shall not, either during the Term or after expiration or termination of this Agreement, attempt to use or register any trademark, service mark, trade name, corporate name or domain name identical or confusingly similar to the Name (including without limitation, the Composite Name) or assist any third parties in doing the same without the prior written consent of the Licensor, such consent not to be unreasonably withheld, conditioned or delayed. Any and all goodwill arising from Licensee’s use of the Name shall inure to the benefit of Licensor.
          (b) Licensor and Licensee agree that they shall be joint owners of the Composite Name, and that the registration of the Composite Name and all other trademarks related thereto shall be governed by Section 3.2 of this Agreement. Any Licensor-approved mark variant or formative adopted pursuant to Section 2.1(d) shall be jointly owned by Licensor and Licensee, shall be subject to the terms and conditions of this Agreement, and any such trademark registrations of Licensor-approved mark variants or formatives shall be governed by Section 3.2 of this Agreement. Any and all goodwill arising from Licensee’s use of the Composite Name and any Licensor-approved mark variant or formative shall inure to the benefit of Licensor and Licensee. Licensor and Licensee shall each use their commercially reasonable efforts not take any action that is detrimental to the Name, the Composite Name or the goodwill associated therewith.
          (c) Licensor agrees that, as between Licensor and Licensee, Licensee is the sole and exclusive owner of all right, title and interest in elements of (i) the Composite Name,

(ii) any marks and domain names that incorporate the Composite Name, and (iii) any variant or formative of the Composite Name used by Licensee pursuant to Section 2.1(d); provided, however, that Licensee shall have no ownership right, title or interest in the Name itself and nothing contained in this Section 3.1(c) shall be intended to be inconsistent with Licensor’s ownership rights contained in Section 3.1(a). Other than with respect to rights to the Name itself, (x) Licensor shall not contest, oppose or challenge Licensee’s rights in elements of the Composite Name, of any marks and domain names that incorporate the Composite Name, and of any variant or formative of the Composite Name used by Licensee pursuant to Section 2.1(d), and (y) Licensor shall not willingly become a party adverse to Licensee in litigation in which a third party contests Licensee’s rights to, or the validity of elements of, the Composite Name, of any marks and domain names that incorporate the Composite Name, and of any variant or formative of the Composite Name used by Licensee pursuant to Section 2.1(d). Other than as to the Name itself, Licensor shall not, either during the Term or after expiration or termination of this Agreement, attempt to use or register any trademark, service mark, trade name, corporate name or domain name identical or confusingly similar to elements of the Composite Name, of any marks and domain names that incorporate the Composite Name, or any formative or variant of the Name used by Licensee pursuant to Section 2.1(d), or assist any third parties in doing the same without the prior written consent of the Licensee, such consent not to be unreasonably withheld, conditioned or delayed. Other than any and all goodwill arising from Licensee’s use of the Name itself, any and all goodwill arising from Licensee’s use of elements of the Composite Name, of any marks and domain names that incorporate the Composite Name, and of any formative or variant of the Composite Name used by Licensee pursuant to Section 2.1(d) shall inure to the benefit of Licensee. Licensor shall use its commercially reasonable efforts not take any action that is detrimental to the elements of the Composite Name, of any marks and domain names that incorporate the Composite Name, and any formative or variant of the Composite Name used by Licensee pursuant to Section 2.1(d) or the goodwill associated therewith.
     SECTION 3.2.   Registration of Trademarks. Except as provided below, Licensor shall be responsible for the registration, maintenance and prosecution of any trademark applications and registrations for the Name and any marks substantially or confusingly similar thereto. Licensor and Licensee shall jointly own and Licensee shall bear responsibility for the registration, maintenance and prosecution of any trademark applications and registrations for, the Composite Name, any marks and domain names that incorporate the Composite Name, and any formative or variant of the Composite Name used by Licensee pursuant to Section 2.1(d). In registering, maintaining and prosecuting any trademark applications and registrations for the Composite Name, any marks and domain names that incorporate the Composite Name, or any formative or variant of the Composite Name used by Licensee pursuant to Section 2.1(d), Licensee shall use commercially reasonable efforts to keep Licensor informed and to allow Licensor to provide reasonable input as to the registration, maintenance and prosecution strategy. Licensor and Licensee shall each be responsible for fifty percent (50%) of the costs and expenses associated with the registration, maintenance and prosecution of any trademark applications and registrations for, the Composite Name, any marks and domain names that incorporate the Composite Name, and any formative or variant of the Composite Name used by Licensee pursuant to Section 2.1(d). In the event Licensee seeks registration of the Composite Name, any new mark or domain name used or approved pursuant to Section 2.1(d) above, it shall file such application in the name of both Licensor and Licensee as joint owners.

     SECTION 3.3. Further Documents. Licensor and Licensee shall, during the Term and after expiration or termination of this Agreement, execute such documents as the other may reasonably request from time to time to ensure, record and maintain that (i) all right, title and interest in the Name resides in Licensor or to maintain any service mark application or registration for the Name, which Licensor shall maintain during the term of this Agreement; (ii) except for the Name itself, all right, title and interest in the other elements of the Composite Name and any marks and domain names that incorporate the Composite Name resides in Licensee; and (iii) all right, title and interest in the Composite Name and any formatives or variants of the Composite Name used by Licensee pursuant to Section 2.1(d) resides jointly in Licensor and Licensee. Without limiting the generality of the foregoing, in the event that Licensee later inadvertently obtains or is deemed to obtain any ownership interest in the Name in the Territory by operation of law or otherwise, Licensee agrees to assign any and all such interest to Licensor at Licensor’s expense. Without limiting the generality of the foregoing, in the event that, other than as to the Name itself, Licensor later inadvertently obtains or is deemed to obtain any ownership interest in the elements of the Composite Name or any marks and domain names that incorporate the Composite Name in the Territory by operation of law or otherwise, Licensor agrees to assign any and all such interest to Licensee at Licensee’s expense.
ARTICLE IV
FORM OF USE
     SECTION 4.1.   Quality of Use. Licensee agrees to use the Name in good faith and agrees to use its commercially reasonable efforts to maintain the quality of its goods and services in such manner so as to preserve the value of the Name. Licensee shall use its commercially reasonable efforts to ensure that graphic usages shall be in a style conforming to Licensor’s reasonable requirements as communicated by Licensor to Licensee in writing from time to time.
     SECTION 4.2.   Other Trademarks. Except as required by law or as part of the Composite Name, a mark or domain name incorporating the Composite Name, or a formative or variant of the Composite Name used by Licensee pursuant to Section 2.1(d), Licensee agrees not to use the Name or Composite Name in direct combination with any other third-party name, logo, trademark, service mark, inscription or designation as a name for a service offered by Licensee, without Licensor’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Except as provided in Articles II and III, Licensee shall at no time adopt or use any variation of the Name, or any word or mark confusingly similar thereto without Licensor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
     SECTION 4.3.   Notices. Licensee shall use its commercially reasonable efforts to include on all displays of the Name to third parties appropriate notices and legends required by applicable law or regulations to preserve and protect the validity of, and all of Licensor’s right, title and interest in the Name, and/or any notices or legends reasonably requested by Licensor. Licensor and Licensee agree to cooperate with respect to the inclusion of appropriate notices and legends on all displays of the Composite Name to third parties.

ARTICLE V
QUALITY CONTROL
     SECTION 5.1.   Quality Standard. Licensee shall use its commercially reasonable efforts to maintain the quality of its products and services in order to meet and maintain the quality reputation and goodwill of the Name historically associated with the Name (the “Quality Standards”). In connection therewith, Licensee agrees to provide, upon the reasonable request of Licensor upon at least thirty (30) days prior written notice and no more than twice per year, representative samples and documentation of (i) products and services sold by Licensee, and (ii) uses of the Name and the Composite Name in Licensee’s Marketing Materials and Corporate Identity Materials, so that Licensor can verify that adequate quality standards are being maintained. If Licensor reasonably believes, based on the representative samples and documentation provided by Licensee, that Licensee is not meeting or maintaining the Quality Standards, Licensor shall have the right upon fifteen (15) days notice to Licensee to visit Licensee’s premises and meet with Licensee’s personnel to the extent reasonably necessary to help Licensee meet the Quality Standards.
     SECTION 5.2.   Compliance. Without restricting the generality of Section 5.1, Licensee shall use its commercially reasonable efforts to comply with all laws, regulations, permits and approvals (including government, labor union and guild approvals) applicable to the packaging, handling, manufacture, distribution or sale of its products and services. Upon reasonable request upon at least forty-five (45) days prior written notice and no more than once per year, Licensee shall furnish to Licensor written evidence of any governmental license, permit, clearance authorization, approval, or recording in its possession.
     SECTION 5.3.   Quality Control by Licensor. Licensor shall not use nor permit any third party to use the Name in any manner that, or in connection with any activity that, disparages Licensor or Licensee or any of their respective products or services, or otherwise damages the reputation for quality inherent in the Name.
ARTICLE VI
INDEMNIFICATION
     SECTION 6.1.   By Licensee. Licensee agrees, at its own expense, to defend, indemnify, and hold harmless Licensor and its officers, directors, employees, representatives and agents (“Licensor Parties”) against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys’ fees and litigation expenses) (“Claims”) incurred by any Licensor Party resulting from or arising out of or in connection with claims by third parties, whether for personal injury or otherwise, to the extent and as a result of Licensee’s (or its respective sublicensees’) breach of its obligations under this Agreement.
     SECTION 6.2.   By Licensor. Licensor agrees, at its own expense, to defend, indemnify, and hold harmless Licensee and its officers, directors, employees, representatives and agents (“Licensee Parties”) against all Claims incurred by any Licensee Party resulting from or arising out of or in connection with claims by third parties, whether for personal injury or otherwise, to the extent and as a result of Licensor’s or Licensee’s (or their respective sublicensees’) use of the

Name (including as part of the Composite Name or other marks and domain names as permitted by this Agreement) in accordance with the terms of this Agreement. Notwithstanding the foregoing sentence, Licensor’s indemnity obligation pursuant to this Section 6.2 in connection with Licensee’s use of the Name shall apply solely to the extent that Licensee’s use of the TD Brand Name or TD Green Logo, as the case may be, is in a jurisdiction where Licensor has trademark applications or registrations or is using or has used the TD Brand or TD Green Logo, as the case may be.
     SECTION 6.3.   Indemnification Procedures. The indemnification procedures set forth in Section 8.4 of the Agreement of Sale and Purchase are hereby incorporated by reference.
ARTICLE VII
TERM AND TERMINATION
     SECTION 7.1.   Term. The term of this Agreement (“Term”) shall be ten (10) years commencing on the date hereof, automatically renewable without any prior notice to, or action by, either Party or their successors or assignees for additional periods of ten (10) years each, unless termination occurs earlier subject to Section 7.2.
     SECTION 7.2.   Option to Terminate.
          (a) Licensor’s Option to Terminate. Licensor shall have the right to terminate this Agreement immediately upon written notice in the event:
(i)	that Licensee shall generally not pay its debts as such debts become due, makes an assignment for the benefit of creditors, a trustee or receiver or the foreign equivalent is appointed for a material part of Licensee’s assets, or a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy of Licensee;

(ii)	that Licensee commits a breach of any of its material obligations, covenants or agreements under this Agreement (including but not limited to Section 9.1) that is not cured pursuant to Section 7.3;

(iii)	that there occurs the entry of any order, judgment or decree in any proceedings against Licensee decreeing the dissolution of Licensee, which order, judgment or decree remains unstayed and in effect for more than thirty (30) days;

(iv)	that there is a Change of Control of Licensee that results in Licensee being Controlled by a competitor of Licensor;

(v)	that any Termination Event (as defined in the Stockholders Agreement) set forth in clauses (a) through (c) below occurs. All terms not defined in clauses (a) through (c) below shall have the meanings set forth in the Stockholders Agreement.

(a)	the date on which Licensor Beneficially Owns Voting Securities representing 4.17% or less of the Total Voting Power;

(b)	the consummation by a Third Party of a bona fide tender or exchange offer for not less than 25% of the outstanding shares of Common Stock; or

(c)	the consummation by the Board of a Takeover Proposal from a Third Party; or
(vi)	the Name becomes materially damaged or tarnished based on any action or use by Licensee, the determination of which shall be made by a neutral third-party arbitrator to be agreed upon by Licensor and Licensee.
          (b) Licensee’s Option to Terminate. Licensee shall have the right to terminate this Agreement immediately upon written notice in the event:
(i)	that Licensor shall generally not pay its debts as such debts become due, makes an assignment for the benefit of creditors, a trustee or receiver or the foreign equivalent is appointed for a material part of Licensor’s assets, or a proceeding in bankruptcy is instituted against Licensor which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy of Licensor;

(ii)	that Licensor commits a breach of any of its material obligations, covenants or agreements under this Agreement (including but not limited to Section 9.1) that is not cured pursuant to Section 7.3;

(iii)	that there occurs the entry of any order, judgment or decree in any proceedings against Licensor decreeing the dissolution of Licensor, which order, judgment or decree remains unstayed and in effect for more than thirty (30) days;

(iv)	that there is a Change of Control of Licensor that results in Licensor being Controlled by a Competitor of Licensee;

(v)	that any Termination Event (as defined in the Stockholders Agreement) set forth in clauses (a) through (c) below occurs. All terms not defined in clauses (a) through (c) below shall have the meanings set forth in the Stockholders Agreement.

(a)	the date on which Licensor Beneficially Owns Voting Securities representing 4.17% or less of the Total Voting Power;

(b)	the consummation by a Third Party of a bona fide tender or exchange offer for not less than 25% of the outstanding shares of Common Stock; or

(c)	the consummation by the Board of a Takeover Proposal from a Third Party; or
(vi)	the Name becomes materially damaged or tarnished based on any action or use by Licensor, the determination of which shall be made by a neutral third-party arbitrator to be agreed upon by Licensor and Licensee.
     SECTION 7.3.   Cure Periods. If a Party becomes aware for any reason that the other Party has committed a breach of any of its material obligations, such Party shall notify the other Party in writing, which notice shall set forth in reasonable detail a written description of the material breach and any reasonable requested action for curing such material breach. The breaching Party shall then have thirty (30) days from receipt of such notice (the “Initial Cure Period”) to correct such breach or submit to the non-breaching Party a written plan to correct such breach with a reasonable explanation of why conformance cannot be effected within thirty (30) days. The non-breaching Party may, in the exercise of reasonable business judgment, accept or reject any such plan. If the non-breaching Party reasonably rejects such plan, then the breaching Party shall have thirty (30) days from receipt of such rejection notice to correct such breach (the “Second Cure Period”). If the breaching Party has not corrected such breach by the later of (i) the end of the Initial Cure Period, (ii) the end of the Second Cure Period or (iii) the end of any period specified in a compliance plan that was accepted by the non-breaching Party, then the non-breaching Party may declare the breaching Party in material breach of this Agreement. Notwithstanding the foregoing, where Licensee has used commercially reasonable efforts to cause a third-party sublicensee (approved by Licensor pursuant to Section 2.2 of this Agreement) to correct a breach but such third-party sublicensee has failed to make the necessary corrections, then Licensee agrees to terminate the third-party sublicensee’s sublicense until the correction is made, and Licensor agrees that termination of the third-party sublicensee’s sublicense shall be Licensee’s sole obligation.
     SECTION 7.4.   After Expiration/Termination. Upon expiration or termination of this Agreement, Licensee agrees to stop all new uses of the Name within six (6) months and in no later than twelve (12) months (i) to discontinue all use of the Name, and (ii) to destroy, return or remove the Name from any and all inventory, Marketing Materials and Corporate Identity Materials that exist as of the expiration or termination date, and (iii) to remove or obliterate the Name from all signs, billboards, vehicles and other places and media in which it appears, and destroy or return to Licensor all other materials of whatever nature which bear or refer in any way to the Name, except for record retention purposes or as required by applicable law or regulation. Any such destruction and removal of the Name pursuant to subsections (i) through

(iii) above shall be at Licensor’s sole expense, except where termination of this Agreement occurs pursuant to Section 7.2(a)(ii), in which case any such destruction and removal of the Name shall be at Licensee’s sole expense. Upon Licensor’s reasonable request, Licensee shall cooperate with Licensor or its appointed agent, at Licensor’s expense, to apply to the appropriate authorities to record the termination of this Agreement in all applicable government records, and agrees that all rights in the Name and the goodwill connected therewith shall remain the sole property of Licensor; provided, however, that (x) neither party shall be entitled to use the Composite Name and (y) any applications or registrations for the Composite Name shall be expressly abandoned. Notwithstanding the foregoing and for the avoidance of doubt, other than as to the Name and Composite Name, Licensee shall own and be able to continue to use and register any other elements of marks and domain names used by it that incorporate the Name or Composite Name. Upon Licensee’s reasonable request, Licensor shall cooperate with Licensee or its appointed agent, at Licensee’s expense, to apply to the appropriate authorities to record the termination of this Agreement in all applicable government records, and agrees that all rights in the any elements of marks and domain names (other than the Name itself) used by Licensee that incorporate the Name or Composite Name and the goodwill connected therewith shall remain the sole property of Licensee.
ARTICLE VIII
INFRINGEMENT
     SECTION 8.1.   Infringement. Licensee shall use commercially reasonable efforts to notify Licensor promptly after it becomes aware of any actual or threatened Infringement of the Name. Licensee may not file any Action alleging Infringement of the Name without the prior written approval of Licensor. Licensor, in its absolute discretion, may file an Action alleging Infringement of the Name without the consent of Licensee, so long as such Action does not inhibit or impair the rights granted to Licensee under this Agreement. Upon Licensor’s reasonable request, Licensee agrees to cooperate with Licensor, at Licensor’s expense, in any such Action.
     SECTION 8.2.   Procedure. Licensor and Licensee may agree at a later date to pay jointly for an Action alleging Infringement of the Name or otherwise share such costs and any resulting damages, money judgment, settlement and/or compensation paid for such Infringement. In the absence of such agreement, Licensor shall pay all costs and expenses associated with, and retain any and all such proceeds received in connection with any Infringement of the Name.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     SECTION 9.1.   Assignment. This Agreement and the licenses granted in Article II may not be assigned by a Party, in whole or in part, without the prior written consent of the other Party. In the event of a permitted assignment, this Agreement shall be binding on the Parties’ respective permitted successors and assigns. Any purported assignment, transfer or sale in violation of this Agreement shall be void ab initio and of no force or effect.

     SECTION 9.2.   Remedy For Breach. Each Party acknowledges and agrees that a material breach of any of the covenants, agreements or undertakings hereunder may cause the other party irreparable injury which cannot be remedied in damages or by termination of this Agreement and that each Party, in addition to all other legal and equitable remedies including costs and reasonable attorneys’ fees, shall have the right to an injunction without posting bond for any material breach of this Agreement.
     SECTION 9.3.   Further Assurances. From time to time during the Term each Party hereto shall execute and deliver such documents to the other Party and take such other action as such other Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.
     SECTION 9.4.   Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York. Any Action between the Parties relating to this Agreement may be brought only in the state or federal courts located in New York.
     SECTION 9.5.   Notices. All notices, requests, claims, demands or other communication under this Agreement shall be in writing, shall be either personally delivered, sent by reputable overnight courier service (charges prepaid), sent by facsimile to the address for such Party set forth below or such other address as the recipient Party has specified by prior written notice to the other Party hereto and shall be deemed to have been given hereunder on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or (iii) upon confirmation of receipt, if sent by facsimile:

If to Licensee:

Ameritrade Holding Corporation
6940 Columbia Gateway Drive, Suite 200
Columbia, Maryland 21046
Attention: Ellen Koplow, General Counsel
Facsimile: (443) 539-2209

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Larry W. Sonsini, Esq.
Facsimile: (650) 493-6811

If to Licensor:

The Toronto-Dominion Bank

55 King Street West, 4th Floor
Toronto, ON
M5K, 1A2
Attention: Christopher Montague
Facsimile: (416) 308-1343

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Lee Meyerson, Esq.
Facsimile: (212) 455-2502
     SECTION 9.6.   Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     SECTION 9.7.   Amendments and Waivers. This Agreement may not be modified or amended except by a written instrument signed by the Parties. Any Party may waive in writing the compliance by another Party with any provision of this Agreement. The waiver by any Party hereto of a breach of any term or provision of this Agreement will not operate or be construed as a waiver of any subsequent breach or a waiver of any other provision of this Agreement.
     SECTION 9.8.   Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
     SECTION 9.9.   Integration. Except as otherwise expressly set forth herein, this Agreement, together with any exhibits or schedules hereto, constitutes the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.
     SECTION 9.10.   Headings. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
     SECTION 9.11.   Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective, duly authorized officers, as of the date first above written.

THE TORONTO-DOMINION BANK

By:	/s/ David Livingston

Name: David Livingston
Title: Executive Vice President, Corporate Development

AMERITRADE HOLDING CORPORATION

By:	/s/ Joseph H. Moglia

Name: Joseph H. Moglia
Title: Chief Executive Officer